                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported): February 26,
1997



            FIRST COMMONWEALTH FINANCIAL CORPORATION
     (Exact name of registrant as specified in its charter)


     Pennsylvania                0-11242          25-1428528
(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification No.)



      22 North Sixth Street,       Indiana, PA       15701
            (Address of principal executive offices)



Registrant's telephone number, including area code (412) 349-7220

Item 5. Other Events

On February 26, 1997 the Corporation's Board of Directors granted 312,281 incentive stock options pursuant to the compensatory stock option plan approved by the Board of Directors on October 17, 1995 and ratified by the shareholders at the annual meeting dated April 20, 1996. Options granted are exercisable at a strike price of $18.50 and expire at the end of ten years from the grant date. On March 4, 1997, the Corporation began a program to purchase in the marketplace, and will continue to purchase from time to time up to a total of 306,007 shares of its common stock. Shares acquired will be held and utilized to satisfy exercises of presently outstanding stock options. The shares represent approximately 1.38 percent of the Corporation's presently outstanding common shares.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  April 23, 1997






                       FIRST COMMONWEALTH FINANCIAL CORPORATION


                      By:  /S/JOHN J. DOLAN
                           John J. Dolan
                           Sr. Vice President, Comptroller
                           and Chief Financial Officer


2